UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2005

MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10651	43-1455766
(Commission File Number)	(IRS Employer Identification No.)

16401 Swingley Ridge Road, Suite 700,
Chesterfield, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)

(636) 733-1600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in Item 5.02 of this Current Report on Form 8-K, James A. Cowan, President and Chief Operating Officer of Maverick Tube Corporation (the “Company”), resigned on August 29, 2005. In connection therewith, Mr. Cowan entered into an Agreement and General Release (the “Agreement”), pursuant to which Mr. Cowan shall receive an amount equal to twice his base annual salary, a prorated bonus for 2005, the balance of his vested deferred compensation accounts and all earned time off. In addition, among other things, the Company shall pay Mr. Cowan’s COBRA premiums for a period of six months, allow Mr. Cowan to exercise his existing stock options through December 31, 2005 and accelerate 7,403 shares of restricted stock held by Mr. Cowan. In consideration thereof, Mr. Cowan has agreed not to compete with the Company for a period of two years and has released the Company from all claims that first arose prior to and through August 29, 2005. Mr. Cowan may revoke the Agreement for a period of seven days after August 29, 2005.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 29, 2005, James A. Cowan, the Company’s President and Chief Operating Officer resigned from all positions he had held at the Company and its subsidiaries. In connection with his resignation, Mr. Cowan entered into an Agreement and General Release, that is further described under Item 1.01 of this Current Report on Form 8-K. The Company issued a press release on August 29, 2005 announcing the resignation, which such press release is attached hereto as Exhibit 99.1.

On the same date, the Board of Directors of the Company elected C. Robert Bunch, the Company’s current Chairman of the Board and Chief Executive Officer, as the President of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Agreement and General Release by and between James A. Cowan and Maverick Tube Corporation dated August 29, 2005.
	99.1	August 29, 2005 Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2005

MAVERICK TUBE CORPORATION

By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Senior Vice President - Finance, Chief
Financial Officer and Secretary